EXHIBIT 10.10



                           THE SECOND AMENDMENT TO THE
             KNP BT USA, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                  WHEREAS,   BT  Office   Products   International,   Inc.  (the
"Company") maintains the KNP BT USA, Inc. Supplemental Executive Retirement Plan (the "SERP Plan");

                  WHEREAS,  Amendment of the Plan is now  considered  desirable;
and

                  WHEREAS, in accordance with Article VIII, the Company has reserved the right to amend the Plan:

                  NOW, THEREFORE, the SERP Plan be, and it hereby is, amended in the following particulars, effective as of July 1, 1996:

                  1. The name of the SERP Plan shall be changed from the "KNP BT USA, INC. Supplemental Executive Retirement Plan" to the
"BT Office Products International, Inc. Supplemental Executive
Retirement Plan."

                  2. Article I, Section 1.1 shall be deleted in its entirety, and the following substituted therefor:

                           "1.1 Establishment and Purpose. The Board of Directors (the "Board") of BT Office Products International, Inc. (the "Employer") adopted a resolution on _____________, 199__ authorizing certain executive employees of the Employer and subsidiaries of the Employer to be entitled to a supplemental non-qualified retirement benefit. Such a retirement benefit was designed to provide certain executive employees with competitive retirement benefits. The resolution of the Board authorized the creation of such supplemental plan, and the Employer established a supplemental executive retirement plan, BT Office Products International, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"). The effective date of this Supplemental Plan is January 1, 1994."

                  3. Article II, Section 2.1, Subsections (i) and (p) of the SERP Plan shall be deleted in their entirety, and the following substituted therefor:

                           "(i) "Employer" means BT Office Products International, Inc., or, where appropriate, a subsidiary thereof which participates in this Supplemental Plan.

                           (p) "Supplemental Plan" means the BT Office Products International, Inc. Supplemental Executive Retirement Plan."

                  4. Article IV, Section 4.2 of the SERP Plan shall be deleted in its entirety, and the following substituted therefor:

                           "4.2 Employer Contributions. As of the Valuation Date corresponding to the last day of each Plan Year, the Employer will credit, to the Account of a Participant, an amount equal to a percentage of the Participant's Compensation as specified by the Board. Amounts credited under this Supplemental Plan shall begin with the calendar year which includes the later of January 1, 1991 or each Participant's initial date of participation in this Supplemental Plan. Amounts credited with respect to Compensation earned by a Participant for any Plan Year preceding January 1, 1995 shall be credited to the Account of the Participant as of the Valuation Date for the calendar year during which such Compensation was earned. In addition, the amounts credited under this Supplemental Plan shall continue until the Valuation Date concurrent with a Participant's Employment Termination Date, in accordance with Section 4.3 below. Furthermore, as provided in
         Section 7.3, the Employer shall pay all reasonable expenses of administration of this Supplemental Plan."

                  5. Article IV, Section 4.3, Subsection (a) of the SERP Plan shall be deleted in its entirety, and the following substituted therefor:

                           "(a) Termination. Upon the Participant's Employment Termination Date, he shall be entitled to receive the value of his Account balance, as described in this Article IV. A Participant's Account shall also be adjusted to reflect Employer contributions that are credited for the Plan Year in which his Employment Termination Date occurs. This adjustment shall be credited to a Participant's Account as of his Employment Termination Date. With respect to a Participant who terminates employment during a Plan Year, a separate Valuation Date shall occur upon such Participant's Employment Termination Date. Such a Participant shall receive the value of his Account balance and the earnings thereon as of the Valuation Date concurrent with his Employment Termination Date. He shall also receive Employer contributions as of the Valuation Date concurrent with his Employment Termination Date, but in no case shall he receive earnings on such Employer contributions. No Employer contributions, interest, expenses, gains, or losses shall be credited on behalf of a Participant for any Plan Year following the Valuation Date concurrent with such Participant's Employment Termination Date."


                  IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer this 30th day of October, 1996.





                                          By: /s/ John J. McKiernan
                                             ----------------------
                                          Its:  Vice President and Chief
                                                Financial Officer
                                                ------------------------